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                                                                     EXHIBIT 5.1



June 3, 1999


Lakeland Bancorp, Inc.
250 Oak Ridge Road
Oak Ridge, NJ 07438

Re:  Lakeland Bancorp, Inc. - Registration Statement on Form S-4

Ladies & Gentlemen:

We are acting as special counsel to Lakeland Bancorp, Inc., a New Jersey corporation ("Lakeland"), in connection with the Registration Statement on Form S-4 being filed by Lakeland with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 4,325,073 shares of Lakeland Common Stock, par value $2.50 per share ("Lakeland Common Stock"), proposed to be issued in connection with the merger of High Point Financial Corp., a New Jersey corporation ("High Point"), with and into Lakeland, as described in the joint proxy statement/prospectus that is a part of the Registration Statement. In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Lakeland, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

Based upon and subject to the foregoing, we are of the opinion that the shares of Lakeland Common Stock being registered under the Registration Statement, when issued pursuant to the merger following approval of the Agreement and Plan of Merger, dated as of December 7, 1998, by and among Lakeland and High Point, by the requisite votes of the stockholders of High Point and Lakeland, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the joint proxy statement/prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              LOWENSTEIN SANDLER PC